pwc 普华永道

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-233539) of Yunji Inc. of our report dated April 24, 2025 relating to the financial statements, which appears in the Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People's Republic of China
April 24, 2025

普华永道中天会计师事务所(特殊普通合伙)
PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center
Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC
T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com